EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm and the use of our reports effective December 31, 2003; December 31, 2004; and December 31, 2005, in the Remington Oil and Gas Corporation (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on or about March 13, 2006. We further consent to the incorporation by reference to the reference to our firm and above stated reports in the Registration Statements of the Company on Form S-4 (File No. 333-61513), and in the Registration Statement of the Company on Forms S-3 (File No. 333-57457 and 333-106258), and in the Registration Statement of the Company on Forms S-8 (File No. 333-124487, 333-74880, 333-74878, 333-88111, and 333-88115), and the related prospectuses filed with the Securities and Exchange Commission.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Thomas J. Tella II, P.E.
Thomas J. Tella II, P.E.
Senior Vice President

Dallas, Texas
March 13, 2006